<PAGE 7>

                                                                EXHIBIT 10.28

                                                            November 23, 1999



J. Douglas Wellington
President & CEO
American Gaming & Entertainment, Ltd.
51 Beech Road
Glen Rock, New Jersey 07452

Re:      In re The Bennett Funding Group, Inc.
         Case No. 96-61376 (as substantively consolidated, "Bennett")

         In re Shamrock Holdings Group, Inc. ("Shamrock")
         Case No. 98-63631

Dear Mr. Wellington:

     This letter agreement is written in connection with the resolution of certain claims among American Gaming & Entertainment, Ltd. and its subsidiaries and affiliates including, without limitation, Emerald Gaming, Inc., AMGAM Associates ("AMGAM") and American Gaming and Resorts of Mississippi, Inc. ("AGRM") (collectively, "AGEL"), Shamrock and Bennett.

          Shamrock, Bennett and AGEL agree as follows:

          1.   On the Effective Date:

               a. AGEL release Shamrock and Bennett from all claims, obligations, liabilities, causes of action, suits, debts, dues, warrants, accountings, or any other claim incurred or arising at any time from the beginning of the world through the Effective Date (as defined below) except for their respective obligations under this letter agreement.

               b. Shamrock and Bennett release AGEL from all claims, obligations, liabilities, causes of action, suits, debts, dues, warrants, accountings, or any other claim incurred or arising at any time from the beginning of the world through the Effective Date except for their obligations under this letter agreement.

               c.  Mississippi Claims.     Except as set forth in paragraph
3(a) hereof, AGEL hereby transfers to Shamrock all of its right, title and interest in all of its rights, title and interests under the First Amended Joint Plan of Liquidation for AmGam Associates


<PAGE 8>

J. Douglas Wellington
November 23, 1999
Page 2

and American Gaming and Resorts of Mississippi, Inc. and all documents and instruments related thereto or executed in connection therewith, as such Plan has been confirmed by the United States Bankruptcy Court for the District of Mississippi.


               d.  Rising Sun Casino.     Except as set forth in paragraph
3(a) hereof, AGEL shall deliver or cause to be delivered directly to Shamrock immediately upon receipt all payments, distributions, dividends and proceeds of any type to which AGEL is entitled pursuant to or in connection therewith the Irrevocable Proxy and Consent Agreement dated August 23, 1996 by and between Paul R. Partridge, Patrick F. Daly, James A. Everatt, Charles E. Reisert, Eric C. Jackson and AGEL, as amended, including distributions already made or to be made into the Rising Sun escrow account which totaled approximately $1,148,428.16 as of September 3, 1999, in addition to all other monies held by RSR for the benefit of AGEL and all other rights which may be held by Shamrock and obligations of AGEL in connection therewith. On or before the Effective Date, AGEL and Shamrock shall execute a security agreement relating to AGEL's interest in the Rising Sun Casino in a form mutually agreeable to Shamrock and AGEL.

               e.  Withdrawal of Claims.     AGEL withdraws all claims in the
bankruptcy cases of Shamrock and Bennett with prejudice.

         2.    Preservation of Equity Interests.

               a. Nothing in this letter agreement shall constitute a waiver or release of any type of Shamrock's or Bennett's equity interests (including, without limitation, common and preferred interests) and all rights related thereto in AGEL.

               b. Notwithstanding the foregoing, however, Shamrock and its affiliates agree to forgive all accrued dividends, whether declared or undeclared, on AGEL's Series C Cumulative Preferred Stock and Series D Cumulative Preferred Stock. Shamrock and its affiliates further agree to waive any future dividends on such preferred stock so long as Shamrock or its affiliates own such preferred stock, provided, however, that is AGEL declares any dividends on its Common Stock or redeems any of its Common Stock or redeem any of its Common Stock or Series A Preferred Stock, other than Common Stock or Series A Preferred Stock owned by Shamrock and its affiliates, then dividends on the Series C Cumulative Preferred Stock and Series D Cumulative Preferred Stock shall accrue as of such date and the holders of Preferred Stock shall be entitled to participate in such dividend or redemption on the same basis as if such Preferred Stock had been converted into Common Stock in accordance with the terms of such Preferred Stock. All other provisions of the Series C Cumulative Preferred Stock and Series D Cumulative Preferred Stock shall remain in effect, including, without limitation, provisions regarding voting and conversion.

               c. AGEL shall endeavor to find during the thirteen month term referred to in paragraph 5 hereof or such longer term as agreed to by Shamrock in writing, a buyer of its stock and/or remaining assets in cooperation with Shamrock and Bennett so as to maximize for its stockholders any residuary value of AGEL.


<PAGE 9>

J. Douglas Wellington
November 23, 1999
Page 3


         3.   Retention of Certain Assets by AGEL.

               a. AGEL shall be permitted to retain sufficient cash as to have $464,000, less legal retainers and plus accounts payable incurred in the ordinary course of business to bona fide third parties and mutually agreed upon by AGEL and Shamrock, as of January 1, 2000 in the aggregate which shall be used for ordinary working capital purposes including officer and employee compensation pursuant to the budget attached as Exhibit A. All other monies and assets shall be delivered to Shamrock. AGEL shall each month deliver to Shamrock a monthly statement for the preceding month showing AGEL's actual expenses. AGEL and Shamrock shall review AGEL's expenses at least on a quarterly basis to determine if additional expense reductions can be made to, including, Directors and Officers insurance and legal expenses. Any monies retained by AGEL as of January 31, 2001, after paying any and all outstanding expenses, shall be delivered to Shamrock.

               b. Prior to the hearing by the United States Bankruptcy Court for the Northern District of New York seeking approval of this letter agreement, AGEL shall deliver an affidavit of its President & CEO in form satisfactory to Shamrock and its counsel certifying that AGEL has no liabilities other than the types and amounts disclosed on its balance sheet dated as of September 30, 1999, a true copy of which shall be attached to such affidavit.

         4. Employment of Wellington. J. Douglas Wellington ("Wellington") agrees to continue his employment by AGEL until at least thirteen months following the Effective Date in order to carry out his duties as President and Chief Executive Officer of AGEL pursuant to the form of employment agreement attached as Exhibit B ("Employment Agreement"). The Employment Agreement, which supersedes the Employment Agreement dated September 12, 1996, as amended, shall not be amended without the prior written consent of Shamrock and Bennett. AGEL shall provide Shamrock and Bennett with reporting concerning its business and financial activities from time to time as reasonably requested by Shamrock and Bennett. Wellington's employment contract shall have a thirteen month term, compensation of $125,000 annually for that term, and $125,000 severance payment payable on termination of agreement from a reserve account set aside and controlled by Shamrock, assuming (a) no intervening voluntary bankruptcy filing by AGEL prior to the conclusion of the thirteen month period without Shamrock's consent and (b) provisions of this letter agreement and employment agreement are met. Wellington's existing employment agreement with AGEL shall remain in effect until this letter agreement is approved by the United States Bankruptcy Court of the Northern District of New York.

         5. Corporate Existence. AGEL shall maintain its corporate existence for a period of no less than thirteen months following the Effective Date.

         6.   Dismissal of Adversary Proceeding.     Bennett shall dismiss the
adversary proceeding captioned Richard C. Breeden, Trustee of the Bennett Funding Group, Inc., et al v. Gamma International, American Gaming & Entertainment, Ltd. and John Does 1 to 100 (AP 98-70465 A) (United States Bankruptcy Court for the Northern District of New York) on the Effective Date, with prejudice and without costs.


<PAGE 10>

J. Douglas Wellington
November 23, 1999
Page 4


         7. Further Assurances. Each of AGEL, Shamrock and Bennett agree to cooperate with each other to effectuate the intent of this letter agreement including, without limitation, (a) the active assistance of AGEL and Wellington in realizing upon the assets of comprising the Mississippi Claim, the Rising Sun Casino and other property of AGEL, and (b) the execution and delivery by AGEL of notices to third parties respecting the delivery of property directly to Shamrock or Bennett as the case may be as contemplated by this letter agreement.

         8. Effective Date. This letter agreement shall become effective and binding upon the parties hereto ("Effective Date") upon the entry of an Order of the United States Bankruptcy Court for the Northern District of New York approving this letter agreement, and such Order becoming a final order such that it is not subject to appeal or reconsideration unless the condition of a final order is waived by the parties hereto.

         9. Notices. Wherever notices are required to be given under this letter agreement, they shall be given by certified mail, return receipt requested as follows:


          If to AGEL:    J. Douglas Wellington
                         51 Beech Road
                         Glen Rock, NJ 07452
                         Fax: (201) 447-1892


          With copy to:  Sharon L. Levine, Esq.
                         Ravin, Sarasohn, Cook, Baumgarten, Fisch
                           & Rosen, P.C.
                         103 Eisenhower Parkway
                         Roseland, NJ 07068-1072
                         Fax: (973) 228-9250


          If to Shamrock:  Shamrock Holding Group, Inc.
                         Clinton Square
                         Syracuse, New York 13202
                         Attn: Richard C. Breeden, President
                         Fax: (315) 422-9361

          With copy to:  William Brown, Esq.
                         Phillips, Lytle, Hitchcock, Blaine & Huber, LLP 3400 HSBC Center
                         Buffalo, New York 14203
                         Fax: (716) 852-6100


          If to Bennett: Bennett Funding Group, Inc.
                         Clinton Square
                         Syracuse, New York 13202
                         Attn: Richard C. Breeden, Trustee
                         Fax: (315) 422-9361


<PAGE 11>

J. Douglas Wellington
November 23, 1999
Page 5


          With copy to:  M.O. Sigal, Esq.
                         Simpson, Thacher & Bartlett
                         425 Lexington Avenue
                         New York, New York 10017
                         Fax: (212) 455-2502

          10. This letter agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and shall be governed by the internal laws of the State of New York without reference to its conflict of law rules. Any dispute arising under this letter agreement shall be resolved by the United States Bankruptcy Court for the Northern District of New York.

          The parties acknowledge that Richard C. Breeden is executing this agreement solely in his capacity as the Trustee of Bennett and President of Shamrock and shall have no personal responsibility or liability whatsoever under this agreement.

                           Very truly yours,


                           Shamrock Holdings Group, Inc., Debtor In Possession


                           By:  RICHARD C. BREEDEN
                              __________________________
                                                  Title


                           Bennett Funding Group, Inc., Debtor


                           By:  RICHARD C. BREEDEN
                              ___________________________
                                                  Title


Accepted and Agreed to:





American Gaming & Entertainment, Ltd.


By:  J. DOUGLAS WELLINGTON
    ________________________________
     President & CEO          Title




<PAGE 12>

J. Douglas Wellington
November 23, 1999
Page 6



Emerald Gaming, Inc.                           American Gaming and Resorts of
                                               Mississippi, Inc.


By:  J. DOUGLAS WELLINGTON                     By:   J. DOUGLAS WELLINGTON
   __________________________                      _______________________
   President            Title                      President         Title



AMGAM Associates


By:  J. DOUGLAS WELLINGTON
   ___________________________
   Manager               Title


<PAGE 13>

                                                              EXHIBIT "A"

Budget Per Settlement Agreement

                   Jan-00  Feb-00  Mar-00  Apr-00  May-00  Jun-00  Jul-00  Aug-00  Sep-00  Oct-00  Nov-00  Dec-00  Jan-01  Totals
Payroll            14,465  14,465  14,465  10,799  10,799  15,880  10,799  10,799  10,799  10,799  10,799  15,880  10,799 161,547
Severance               -       -   5,610       -       -       -       -       -       -       -       -       -       -   5,610
Expense Reports       100     100     100     100     100     100     100     100      50      50      50      50      50   1,050
Telephone, UPS        400     400     400     400     400     400     400     400     400     400     400     400     400   5,200
Insurance (Prop.,
  D&O)              1,000   1,000   1,000   1,000   1,000  91,000   1,000   1,000   1,000   1,000   1,000   1,000   1,000 103,000
File Storage          300     300     300     300     300     300     300     300     300     300     300     300     300   3,900
Rent, Utils           200     650     200     100     100     100     100     100     100     100     100     100     100   2,050
Car                   500     500     500     500     500     500     500     500     500     500     500     500     500   6,500
Ravin, Sarasohn     4,000   4,000   4,000   4,000   4,000   4,000   4,000   4,000   4,000   4,000   4,000   4,000   4,000  52,000
D & T / Mintz,
  Rosenfeld & Co.       -       -  20,000  25,000   1,500       -       -   1,500       -       -       -   1,500       -  49,500
Dillon Bitar        2,000   4,000       -   1,000   5,000   2,000   2,000   2,000       -   3,000   3,000   2,000   4,000  30,000
Reilly & Matthews   2,500       -   5,000   2,500   2,500       -       -   2,500       -       -       -       -       -  15,000
Director Fees           -       -       -       -       -       -       -       -       -       -       -       -       -       -
American Stock
Exchange            1,000   1,000   1,000   1,000   1,000    1,000  1,000   1,000   1,000   1,000   1,000   1,000   1,000  13,000
Misc Other          2,100   2,100   2,100   1,500   1,500    1,500  1,500   1,500   1,500   1,500   1,500   1,000   1,000  20,300
Byrd & Wiser        1,000       -       -       -       -        -      -       -       -       -       -       -       -   1,000
Mountaineer
  Settlement       (5,600)      -       -       -       -        -      -       -       -       -       -       -       -  (5,600)

TOTALS             23,965  28,515  54,675  48,199  28,699  116,780 21,699  25,699  19,649  22,649  22,649  27,730  23,149 464,057



<PAGE 14>

                                  Exhibit B

                            EMPLOYMENT AGREEMENT

                    To be filed and served prior to hearing
                        on approval of letter agreement